Exhibit 3.1

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

GENE LOGIC INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies as follows:

1.                      The name of the corporation is GENE LOGIC INC.

2.                      The corporation's original Certificate of Incorporation was filed with the Secretary of State on September 22, 1994.

3.                      The Amended and Restated Certificate of Incorporation of this corporation, in the form attached hereto as Exhibit A, has been duly adopted by the Board of Directors and by the stockholders of the corporation in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

4.                      The Amended and Restated Certificate of Incorporation so adapted reads in foil as set forth in Exhibit A attached hereto and hereby incorporated by reference.

IN WITNESS WHEREOF, GENE LOGIC INC. has caused this Amended and Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer and attested to by its Senior Vice President and Chief Financial Officer this 26th day of November, 1997.

/s/ Michael J. Brennan, M.D., Ph.D.
MICHAEL J. BRENNAN, M.D., Ph.D.
President and Chief Executive Officer

Attest:

/s/ Mark D. Gessler
MARK D. GESSLER
Senior Vice President and Chief Financial
Officer

Exhibit A

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
GENE LOGIC INC.

I.  [SUBSEQUENTLY AMENDED BY CERTIFICATE OF AMENDMENT FILED DECEMBER 18, 2007 (ATTACHED HERETO)]

The name of this corporation is GENE LOGIC INC.

II.

The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, and the name of the registered agent of the corporation in the State of Delaware at such address is The Corporation Trust Company.

III.

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

IV.  [SUBSEQUENTLY AMENDED BY CERTIFICATE OF AMENDMENT FILED MAY 23, 2008 (ATTACHED HERETO)]

                A.This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is Seventy Million (70,000,000) shares. Sixty Million (60,000,000) shares shall be Common Stock, each having a par value of one cent ($.01), Ten Million (10,000,000) shares shall be Preferred Stock, each having a par value of one cent ($.01).

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate (a "Preferred Stock Designation") pursuant to the Delaware to General Corporation Law, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

V.

For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

A.
 1.      The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted by the Board of Directors.

 2.      Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the adoption and filing of this Certificate of Incorporation, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the adoption and filing of this Certificate of Incorporation, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the adoption and filing of this Certificate of Incorporation, the tem of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

Notwithstanding the foregoing provisions of this Article, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     3.      Subject to the rights of the holders of any series of Preferred Stock, no director shall be removed without cause. Subject to any limitations imposed by law,  the Board of Directors or any individual director may be removed from office at any time with cause by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of voting stock of the corporation entitled to vote at an election of directors (the "Voting Stock").

4.      Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

B.

1.      Subject to paragraph (h) of Section 43 of the By-laws, the By-laws may be altered or amended or new By-laws adopted by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock. The Board of Directors shall also have the power to adopt, amend or repeal By-laws.

2.      The directors of the corporation need not be elected by written ballot unless the By-laws so provide.

3.      No action shall be taken by the stockholders of the corporation except at an annual or special meeting of stockholders called in accordance with the By-laws, and no action shall be taken by the stockholders by written consent.

4.      Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall he given in the manner provided in the By-laws of the corporation.

VI.

A.      A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

B.      Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

VII.

A.      The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B of this Article VII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

B.      Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stook required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI and VII.

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
GENE LOGIC INC.

Gene Logic Inc. (the "Corporation"), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the " DGCL"), does, by its Treasurer, hereby certify that:

1.        The name of the Corporation is Gene Logic Inc.

2.        The Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") was filed on November 26, 1997 under the name Gene Logic Inc.

3.        Pursuant to Section 242 of the DGCL, at a meeting duly convened and held on October 23, 2007, the Board of Directors of the Corporation found that the following proposed amendment of the Certificate of Incorporation was advisable and directed that such proposed amendment be submitted for consideration and action thereon by the stockholders of the Corporation at a special meeting of stockholders.

Article 1 of the Certificate of Incorporation is amended in its entirety to read as follows:
"I
The name of this Corporation is Ore Pharmaceuticals Inc."

4.        Pursuant to Section 242 of the DGCL, the holders of a majority of the issued and outstanding shares of capital stock of the Corporation entitled to vote on the matter, including the holders of a majority of the issued and outstanding shares of each class entitled to vote on the matter, voted in favor of, approved and adopted the foregoing proposed amendment of the Certificate of Incorporation at a special meeting of the Corporation convened and held on December 10, 2007.

5.        The foregoing amendment of the Certificate of Incorporation, was duly adopted in accordance with the provisions of Section 242 of the DGCL.

6.        This Certificate of Amendment shall become effective at 5:00 PM Eastern Time on December 14, 2007 for accounting purposes.

The Corporation has caused this Certificate of Amendment to be signed and executed in its corporate name by its Treasurer and attested to by its Secretary, who declare, affirm, acknowledge and certify, under the penalties of perjury, that this is their free act and deed and that the facts stated herein are true as of the 18th day of December, 2007.

ATTEST	GENE LOGIC INC.,
A Delaware corporation

By: /s/ F. Dudley Staples	By: /s/ Philip L. Rohrer, Jr.
F. Dudley Staples, Corporate Secretary	Philip L. Rohrer, Jr., Treasurer

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ORE PHARMACEUTICALS INC.

Ore Pharmaceuticals Inc. (the "Corporation"), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify that:

1.                      The name of the Corporation is Ore Pharmaceuticals Inc.

2.                      The Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware (the "Secretary") on November 26, 1997 under the name Gene Logic Inc. A Certificate of Ownership and Merger was filed with the Secretary on October 31, 2001 and a Certificate of Amendment was so filed on December 18, 2007.

3.                      Pursuant to Section 242 of the DGCL, at a meeting duly convened and held on March 21, 2008, the Board of Directors of the Corporation found that the following proposed amendment of the Amended and Restated Certificate of Incorporation of the Corporation, as amended, was advisable and directed that such proposed amendment be submitted for consideration and action thereon by the stockholders of the Corporation at the 2008 annual meeting of stockholders called pursuant to notice given in accordance with Section 222 of the DGCL:

The first paragraph of Article IV, Section A of the Amended and Restated Certificate of Incorporation of the Corporation, as amended, shall be deleted in its entirety and the following two paragraphs shall be substituted therefor:

This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock". The total number of shares which the Corporation is authorized to issue is Seventy Million (70,000,000) shares. Sixty Million (60,000,000) shares shall be common stock, each having a par value of one cent ($.01). Ten Million (10,000,000) shares shall be Preferred Stock, each having par value of one cent ($.01).

At the time that this Certificate of Amendment becomes effective pursuant to the DGCL (the "Effective Time"), each five (5) shares of the Corporation's Common Stock then issued and outstanding (the "Old Common Stock") shall, automatically and without any action on the part of the respective holders thereof, be combined, converted and changed into one (1) share of Common Stock of the Corporation; provided, however, that the Corporation shall issue no fractional shares as a result of the actions set forth herein but shall instead round up to the nearest whole share such that holders who would otherwise be entitled to receive a fractional share of Common Stock as a result of the Reverse Stock Split will receive an additional fractional share of Common Stock in order to bring the number of shares held by the stockholder to a whole number of shares and, provided further, that neither the number of shares of Common Stock authorized pursuant to the first sentence of this Article Fourth nor the par value of such shares shall be altered. Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock then outstanding shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock outstanding after the Effective Time into which the shares of Old Common Stock represented by such certificate shall have been reclassified; provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified.

4.                     Pursuant to Section 242 of the DGCL, the holders of a majority of the issued and outstanding shares of capital stock of the Corporation entitled to vote on the matter voted in favor of, approved and adopted, the foregoing proposed amendment of the Amended and Restated Certificate of Incorporation of the Corporation, as amended, at the 2008 annual meeting of stockholders duly convened and held on May 23, 2008.

5.                     The foregoing amendment of the Amended and Restated Certificate of Incorporation of the Corporation, as amended, was duly adopted in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware.

6.                     This Certificate of Amendment shall become effective at 5:00 p.m. Eastern Time on May 23, 2008.

The Corporation has caused this Certificate of Amendment to be signed and executed in its corporate name by its Treasurer and attested to by its Secretary, who declare, affirm, acknowledge and certify, under the penalties of perjury, that this is their free act and deed and that the facts stated herein are true as of the 23rd day of May, 2008.

ATTEST	ORE PHARMACEUTICALS INC,
a Delaware corporation

By: /s/ F. Dudley Staples	By: /s/ Philip L. Rohrer, Jr.
F. Dudley Staples, Corporate Secretary	Philip L. Rohrer, Jr., Treasurer